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                                                                    EXHIBIT 23.2



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



     As independent public accountants, we hereby consent to the incorporation by reference in this Amendment No. 2 to Form S-3 Registration Statement of our reports: American HomePatient, Inc. and subsidiaries (on Form 10-K) dated February 15, 1996; Illinois Home Health Business (on Form 8-K) dated January 26, 1996; Mobile Medical Services Business (on Form 8-K) dated January 26, 1996; Homehealth Center Business (on Form 8-K) dated February 23, 1996 and Delcrest Medical Business (on Form 8-K) dated April 26, 1996, and to all references to our Firm included in this Registration Statement.



                                          ARTHUR ANDERSEN LLP



Nashville, Tennessee


May 16, 1996